SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT

                 Pursuant to Section 13 or 15 (d) of
                 the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): May 12, 1999



                             HADRON, INC.
      (Exact name of the registrant as specified in its charter)



       New York                 0-5404           11-2120726
(state of incorporation)      (Commission    (I.R.S. Employer
                               File Number)  Identification No.)



7611 Little River Turnpike, Suite 404W  Annandale, Virginia 22311
(Address of principal executive offices)              (Zip Code)



                            (703) 642-9404
          Registrant's telephone number, including area code

            Item 2.  Acquisition or Disposition of Assets

     On May 12, 1999, Hadron, Inc. (the "Company") acquired all of the outstanding capital stock of Avenue Technologies, Inc. ("ATI"), a privately held information technology firm based in Northern Virginia, for $2,502,576, consisting of $26,904 in cash, $1,477,836 in short term promissory notes and $997,836 in convertible notes. The acquisition was effected pursuant to the terms of a Stock Purchase Agreement dated May 12, 1999 among the Company, ATI and Six Nations, Inc., the majority stockholder of ATI, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Company intends to conduct the operations of ATI as a wholly-owned subsidiary of the Company.

     In conjunction with the acquisition, the Company employed Dr. Howard Whetzel pursuant to the terms of an Employment Agreement dated as of May 12, 1999, a copy of which is filed as
Exhibit 10.2 hereto and incorporated herein by reference.
Dr. Whetzel will remain as Chairman and Chief Executive Officer of ATI and has been appointed a Director of the Company.

     The Company is currently in negotiations with several banks to obtain long-term financing for the acquisition.


Item 7. Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired:

          The Company has determined that it is impracticable to file the required financial statements in this Form 8-K filing. The omitted financial statements will be filed as an amendment to this Form 8-K filing on or before July 26, 1999.

     (b)  Pro Forma financial information:

          The Company has determined that it is impracticable to file the required pro forma financial statements in this Form 8-K filing. The omitted pro forma financial statements will be filed as an amendment to this Form 8-K filing on or before July 26, 1999.

     (c)  Exhibits:

     2.1  Stock Purchase Agreement dated as of May 12, 1999 among
          Hadron, Inc., Avenue Technologies, Inc. and Six
          Nations, Inc.

     10.1 Form of Convertible Promissory Note

     10.2 Employment Agreement entered into the 12th day of May, 1999, by and between Hadron, Inc. and Howard C.
          Whetzel.

                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Hadron, Inc.




Date:  May 27, 1999           By:  /S/ C.W. GILLULY
                                   C.W. Gilluly
                                   Chairman and Chief Executive
                                   Officer